                                                                     Exhibit 3.2

                                    BYLAWS

                                      OF

                                ORBIT/FR, INC.


                              ARTICLE I - OFFICES

     Section 1. The registered office of the corporation in the State of Delaware shall be at 1013 Centre Road, Wilmington, DE 19805, County of New Castle. The name of the registered agent of the corporation shall be The Corporation Service Company.

     Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                               ARTICLE II - SEAL

     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware."


                     ARTICLE III - STOCKHOLDERS' MEETINGS

     Section 1.  Place of Meetings:  Meetings of stockholders shall be held at
                 -----------------
the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

     Section 2.  Annual Meetings:  The annual meeting of the stockholders shall
                 ---------------
be held on such date and at such time as may be determined by the Board of Directors. The stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

     Section 3.  Special Meetings:  Special meetings of the stockholders may be
                 ----------------
called at any time by the Chairman of the Board of Directors, or the Board of Directors, or stockholders entitled to cast at least 33 1/3% of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent. Written notice of a special meeting of stockholders stating the time and place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat in accordance with Article III, Section 7, unless a greater period of notice is required by statute in a particular case.
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     Section 4. Conduct of Stockholders' Meetings.  The Chairman of the Board
                ---------------------------------
shall preside at all stockholders' meetings, or, in his absence, the Board of Directors shall select the presiding officer of the meeting. The officer presiding over a stockholders' meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meetings at which he presides, including, without limitation, the establishment of the procedures for the maintenance of order, safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to any such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation.

     Section 5.  Quorum and Voting:  A majority of the outstanding shares of the
                 -----------------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting, provided that written notice of such adjourned meeting shall be given to stockholders not less than ten nor more than sixty days before the date of such adjourned meeting. At such adjourned meeting at which a quorum shall then be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date. At all meetings of the stockholders at which a quorum is present, all matters shall be decided by a majority vote of the shares of stock present in person or by proxy and entitled to vote thereon, except as otherwise required by law or the Certificate of Incorporation.

     Section 6.  Proxies:  Each stockholder entitled to vote at a meeting of
                 -------
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

     Section 7.  Notice of Meetings:  Whenever stockholders are required or
                 ------------------
permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 8.  Consent in Lieu of Meetings:  Any action required to be taken
                 ---------------------------
at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature

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of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 9.  List of Stockholders:  The officer who has charge of the stock
                 --------------------
ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                            ARTICLE IV - DIRECTORS

     Section 1.  Powers:  The business and affairs of this corporation shall be
                 ------
managed by its Board of Directors.

     Section 2.  Election and Term:  The directors shall be elected by the
                 -----------------
stockholders at the annual meeting of stockholders of the corporation. Each director shall be elected for the term of one year and until his successor shall have been elected and shall qualify or until his earlier resignation or removal.

     Section 3.  Number:  The number of directors shall consist of not less than
                 ------
three nor more than thirteen. The exact number of directors shall be such number as shall be determined from time to time by the Board of Directors.

     Section 4.  Nomination for Directors.  Nominations for election of the
                 ------------------------
Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of Directors, subject to any contrary provisions contained in the Certificate of Incorporation, as amended from time to time. Nominations, other then those made by or on behalf of the Board of Directors of the corporation, shall be made in writing, and shall be delivered to the Chairman of the Board of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, the latest date upon which stockholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such nomination shall be accompanied by the

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written consent of the proposed nominee and shall contain the following information to the extent known to the notifying shareholder:

           (a) The name and address of each proposed nominee;
           (b) The principal occupation of each proposed nominee;
           (c) The total number of shares of capital stock of the corporation that will be voted for each of the proposed nominees;
           (d) The name and residence of the notifying shareholder;
           (e) The number of shares of capital stock owned by the notifying shareholder;
           (f) The information regarding the proposed nominee which would be required to be disclosed in a proxy statement filed under the Securities Exchange Act of 1934.

Nominations not made in accordance herewith may be disregarded by the Chairman of the meeting and, upon his instructions, the judges of election may disregard all votes cast for each such nominee.

     Section 5.  Resignations.  Any director may resign at any time.  Such
                 ------------
resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

     Section 6.  Regular Meetings:  Regular meetings of the Board of Directors
                 ----------------
shall be held quarterly at such time and place as shall be determined by the Board of Directors. Notice of a regular meeting of the Board of Directors shall be given at least 24 hours (in the case of notice by telephone, telex, TWX or telecopier) or 48 hours (in the case of notice by telegraph, courier service or express mail) or 5 days (in the case of notice by first class mail) before the time at which the meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in a notice of the meeting.

     Section 7.  Special Meetings:  Special Meetings of the Board of Directors
                 ----------------
may be called by the Chairman of the Board or the President and shall be called by the Secretary in like manner on the written request of a majority of the directors in office. Notice of all special meetings shall be given at least 24 hours (in the case of notice by telephone, telex, TWX or telecopier) or 48 hours (in the case of notice by telegraph, courier service or express mail) or 5 days (in the case of notice by first class mail) before the time at which the meeting is to be held. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in a notice of the meeting.

     Section 8.  Quorum and Manner of Acting:  A majority of the total number of
                 ---------------------------
directors shall constitute a quorum for the transaction of business. At all meetings of directors at which a quorum is present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by law. The Board of Directors may hold its meetings at such place or places inside or outside of the State of Delaware as the Board may determine.

     Section 9.  Consent in Lieu of Meeting:  Any action required or permitted
                 --------------------------
to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     Section 10. Conference Telephone:  One or more directors may participate
                 --------------------
in a meeting of the Board of Directors, of a committee of the Board of Directors or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

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     Section 11.  Compensation: The Board of Directors shall have the authority
                  ------------
to fix the compensation of directors.

     Section 12.  Removal:  Any director may be removed, with or without cause,
                  -------
by a majority of the directors or by the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 13.  Reports and Records.  The reports of officers and committees
                  -------------------
shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.


                            ARTICLE V - COMMITTEES

     Section 1.   Committees:  The Board of Directors may, by resolution passed
                  ----------
by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 2.   Appointment of Additional Members to Committees:  In the
                  -----------------------------------------------
absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.


                             ARTICLE VI - OFFICERS

     Section 1.   Officers:  The following officers of the corporation shall be
                  --------
chosen by the Board of Directors: the Chairman of the Board, Vice Chairman of the Board (if any), President, Secretary and Treasurer. The Chairman of the Board and the President shall each have the authority to choose one or more Vice Presidents and such other officers as he shall deem necessary. Any number of offices may be held by the same person.

     Section 2.   Salaries: The salaries and compensation of the Chairman of the
                  --------
Board, the President and all other officers and assistant officers shall be fixed by the Board of Directors.

     Section 3.   Term of Office:  Any officer or agent elected or appointed by
                  --------------
the Board of Directors or by the President may be removed at any time by the Board of Directors with or without cause.

     Section 4.   Chairman of the Board: Unless otherwise provided, the Chairman
                  ---------------------
of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the corporation. The Chairman of the Board shall perform such duties as may be prescribed by the Board, including carrying out the policies, programs, orders and resolutions adopted or approved by the Board of Directors. He shall have the authority to execute and seal or cause to be sealed, all agreements and instruments requiring such execution, except

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to the extent that signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall be ex-officio a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of Chairman of the Board of a corporation. In the event of the absence or disability of the President, the Chairman of the Board shall perform the duties and have the powers and authorities of the President.

     Section 5. Vice Chairman: A Vice Chairman, if there be one, shall have the
                -------------
powers and duties as may be delegated to him or her by the Board of Directors. Unless otherwise provided by the Board, in the event of the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and have the powers and authorities of the Chairman.

     Section 6.  President:  Subject to such supervisory powers given to the
                 ---------
Chairman of the Board, the President shall be the Chief Executive Officer of the corporation; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall have the authority to execute and seal or cause to be sealed, all agreements and instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall be ex-officio a member of all committees, and, subject to the powers conferred to the Chairman of the Board, shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

     Section 7.  Vice President:  A Vice President, if there be one, shall have
                 --------------
the powers and duties as may be delegated to him or her by the President. One Senior Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

     Section 8.  Secretary:  The Secretary shall attend all sessions of the
                 ---------
Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it.

     Section 9.  Treasurer:  The Treasurer shall have custody of the corporate
                 ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 10. Assistant Officers: Any assistant officers to the Secretary,
                 ------------------
Treasurer or any Vice-President shall have such duties as may be prescribed by the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer's absence or disability.

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                            ARTICLE VII - VACANCIES

          Section 1.  Vacancies:  Any vacancy occurring in any directorship or
                      ---------
in the office of Chairman of the Board, President, Secretary or Treasurer of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors or, in the case of any Vice President or other officer, by the Chairman of the Board or the President. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

          Section 2.  Resignations Effective at Future Date:  When one or more
                      -------------------------------------
directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.


                        ARTICLE VIII - INDEMNIFICATION

          Section 1.  General:  Every person who was or is a director, officer,
                      -------
employee or agent of the corporation or of any other corporation, partnership, joint venture, trust or other enterprise, in which he served as such at the request of the corporation, and in which the corporation owned or owns stocks or other beneficial or legal interests or of which the corporation is a creditor, may be indemnified by the corporation to the fullest extent allowed by the Delaware General Corporation Law, as amended from time to time, against any and all liability and reasonable expense (which terms include, but are not limited to, counsel fees, disbursements and the amount of judgments, fines and penalties against, and amounts paid in settlement by, such person) incurred by him in connection with or resulting from any civil or criminal claim, action, suit or proceeding, whether brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or enterprise, in which he may be involved as a party or otherwise by reason of his being or having been such director, officer or employee if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in a criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo
                                                                           ----
contendere or its equivalent shall not, of itself, create a presumption that the
----------
person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that he had reasonable cause to believe his conduct was unlawful. Indemnification as provided by this Section shall be made by the corporation only as authorized in the specific case, and only upon a determination that the person claiming indemnification met the applicable standards of conduct set forth herein. Such determination shall be made in the manner provided by the Delaware General Corporation Law.

          Section 2.  Advancing Expenses:  Expenses incurred in connection with
                      ------------------
a claim, suit or proceeding may be paid by the corporation in advance of the final disposition thereof if authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a person who may be entitled to indemnification to repay such expenses unless he is ultimately determined to be entitled to indemnification.

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

          Section 3.  Benefit to Survive:  The rights of indemnification
                      ------------------
provided herein shall survive the death of the person otherwise entitled thereto and shall extend to his legal representatives and heirs.

          Section 4.  General Provisions:
                      -------------------

                  (a) The term "to the fullest extent permitted by applicable law," as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 1 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article was approved by stockholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

                  (b) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any By-law, agreement, vote of stockholders or directors or otherwise, both as to action in such official capacity and as to action in another capacity while holding that office.

                  (c) The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 1 hereof by a written agreement signed by the corporation and such person.

                  (d) The corporation shall have the right to appoint the attorney for a person covered by Section 1 hereof, provided such appointment is not unreasonable under the circumstances.

          Section 5.  Optional Indemnification:  The corporation may, to the
                      ------------------------
fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.


                        ARTICLE IX - CORPORATE RECORDS

          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

                ARTICLE X - STOCK CERTIFICATES, DIVIDENDS, ETC.

          Section 1.  Stock Certificates:  The stock certificates of the
                      ------------------
corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the Chairman of the Board or the President and Secretary.

          Section 2.  Transfers:  Transfers of shares shall be made on the books
                      ---------
of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law. The corporation may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

          Section 3.  Lost Certificate:  The corporation may issue a new
                      ----------------
certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen, mutilated or destroyed, and the corporation may require the owner of the lost, stolen, mutilated or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate.

          Section 4.  Record Date:  In order that the corporation may determine
                      -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by Article III, Section 8 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          Section 5.  Dividends:  The Board of Directors may declare and pay
                      ---------
dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

                     ARTICLE XI - MISCELLANEOUS PROVISIONS

          Section 1.  Checks:  All checks or demands for money and notes of the
                      ------
corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          Section 2.  Fiscal Year:  The fiscal year of the corporation shall
                      -----------
 be fixed by the Board of Directors.

          Section 3.  Emergency Bylaws:  In the event of any emergency resulting
                      -----------------
from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, the Board of Directors may adopt emergency bylaws subject to repeal or change by action of the stockholders. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency, including provisions that:

                  (a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director in such manner and under such condition as shall be prescribed in the emergency bylaws and notice of any meeting of the Board of Directors during an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio;

                  (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof, or any greater number fixed by the emergency bylaws, shall constitute a quorum;

                  (c) The officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the emergency bylaws or in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting;

                  (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties;

                  (e) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do;

                  (f) No officer, director or employee acting in accordance with any emergency bylaws shall be liable except for wilful misconduct; and

                  (g) To the extent not inconsistent with any emergency bylaws so adopted, these Bylaws of the corporation shall remain in effect during any emergency and upon its termination the emergency bylaws shall cease to be operative.

          Section 5.  Severability:  If any provision of these Bylaws is illegal
                      ------------
or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.


                           ARTICLE XII - AMENDMENTS

          These Bylaws may be amended or repealed, in whole or in part, by the Board of Directors at any regular or special meeting of the Board of Directors or by the vote of stockholders of record entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose. Bylaws, whether made or altered by the stockholders or the Board of Directors, shall be subject to amendment or repeal by the stockholders as provided in this Article XII. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the Board of Directors or the stockholders.


                                 ARTICLE XIII

                            APPROVAL OF BYLAWS AND
                       RECORD OF AMENDMENTS AND REPEALS
                       --------------------------------

          Section 1.  Approval and Effective Date:  These Bylaws have been
                      ---------------------------
approved as the Bylaws of the corporation as of the      day of May, 1997
                                                    ----
and shall be effective as of said date.

          Section 2.  Amendments or Repeals:
                      ---------------------

                         Date Amended or
Section Involved             Repealed           Approved By
----------------       --------------------     -----------